Exhibit 99.1

AmpliPhi Biosciences Corporation 3579 Valley Centre Drive, Suite 100 San Diego, CA 92130

AmpliPhi Biosciences Reports First Quarter 2018 Financial Results and Business Highlights

•	Announced positive topline results for the initial seven patients treated with AB-SA01 or AB-PA01 under ongoing expanded access program and presented detailed results for the first patient at a medical conference
•	Signed collaborative agreements with the U.S. Department of Veterans Affairs and the Westmead Hospital in Sydney
•	Completed two financings for combined gross proceeds of approximately $7.0 million
•	Targeting meeting with the FDA in mid-2018
•	Webcast/conference call begins at 4:30 p.m. EDT/1:30 p.m. PDT today

San Diego (May 15, 2018) – AmpliPhi Biosciences Corporation (NYSE American: APHB), a clinical-stage biotechnology company focused on precisely targeted bacteriophage therapeutics for antibiotic-resistant infections, today announced financial results for the first quarter ended March 31, 2018.

“From the ongoing expanded access program, we are gathering initial evidence of safety and efficacy of AB-SA01 and AB-PA01 in patients with serious and life-threatening infections,” said Paul C. Grint, M.D., CEO of AmpliPhi Biosciences. “We continue to target a meeting with the FDA in mid-2018 to define a path forward to regulatory approval, with the potential for us to initiate a Phase 2 or registrational clinical study as early as the fourth quarter of 2018.”

Recent Business Highlights

•	Announced positive topline results for the initial seven patients treated with AB-SA01 or AB-PA01 under the ongoing single-patient expanded access program. Six of the seven patients (86%) achieved treatment success (physician’s assessment), defined as complete resolution or significant improvement of baseline signs and symptoms. All patients were severely ill with life-threatening infections and unresponsive to antibiotics at the time of treatment. Treatment was well tolerated in all patients, with over 500 doses administered intravenously or by inhalation.

•	Announced the presentation at the International Society of Heart and Lung Transplant Annual Meeting in April 2018, describing the case of a lung transplant recipient suffering from recurrent episodes of multidrug-resistant Pseudomonas aeruginosa pneumonia who received treatment with bacteriophage therapeutics, including AB-PA01. The patient clinically responded to bacteriophage and antibiotic therapy with resolution of pneumonia and improved respiratory status.

•	Signed a Cooperative Research and Development Agreement (CRADA) with the U.S. Department of Veterans Affairs and a collaboration with the Western Sydney Local Health District and the Westmead Institute for Medical Research covering expanded access to AB-SA01 and AB-PA01 for patients with serious and life-threatening infections unresponsive to antibiotics.

•	Completed a public offering of 4,000,000 shares of common stock in January 2018, at a price to the public of $1.00 per share, for gross proceeds of $4.0 million and a registered direct offering of common stock in March 2018, at a price of $1.10 per share, for gross proceeds of $3.0 million.

First Quarter 2018 Financial Results

•	Research and development (R&D) expenses for the first quarter of 2018 and for the first quarter of 2017 were $1.5 million.

•	General and administrative (G&A) expenses were $1.6 million for the first quarter of 2018 compared to $1.9 million for the first quarter of 2017. The decrease was primarily due to lower legal and professional fees as well as a decrease in non-cash stock-based compensation.

•	Net cash used in operating activities for the three months ended March 31, 2018 was $3.5 million compared to $3.3 million for the three months ended March 31, 2017.

•	Cash and cash equivalents as of March 31, 2018 totaled $8.2 million.

•	As of May 15, 2018, there were 16.5 million shares of common stock outstanding.

Conference Call and Webcast

AmpliPhi will hold a conference call today beginning at 4:30 p.m. Eastern time (1:30 p.m. Pacific time). The conference call dial-in number is (866) 652-5200 for domestic callers and (412) 317-6060 for international callers, and the passcode is 10120002. A live webcast of the call will be available on the Investor Relations section of www.ampliphibio.com.

A recording of the call will be available for 48 hours beginning approximately two hours after the completion of the call by dialing (877) 344-7529 for domestic callers and (412) 317-0088 for international callers. Please use passcode 10120002 to access the recording. A webcast replay will be available on the Investor Relations section of www.ampliphibio.com for 30 days, beginning approximately two hours after the completion of the call.

About AmpliPhi Biosciences

AmpliPhi Biosciences Corporation is a clinical-stage biotechnology company focused on the development of precisely targeted bacteriophage therapeutics for patients with serious and life-threatening antibiotic-resistant bacterial infections. AmpliPhi’s lead product candidates, AB-SA01 and AB-PA01, target multidrug-resistant Staphylococcus aureus and Pseudomonas aeruginosa, which are included on the WHO’s 2017 Priority Pathogens List. Phage therapeutics are uniquely positioned to address the threat of antibiotic resistance as they can be precisely targeted to kill select bacteria, have a differentiated mechanism of action, can penetrate and disrupt biofilms (a common bacterial defense mechanism against antibiotics), are potentially synergistic with antibiotics and have been shown to restore antibiotic sensitivity to drug-resistant bacteria.

Forward Looking Statements

Statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, without limitation, statements regarding: AmpliPhi’s targeted meeting with the FDA in mid-2018 and the expected benefits therefrom, including obtaining feedback on the path to regulatory approval; the potential initiation of a Phase 2 or registrational clinical study as early as the fourth quarter of 2018; and the potential benefits of phage therapy and the potential use of bacteriophages to treat bacterial infections, including infections that do not respond to antibiotics or are associated with biofilms. Words such as “believe,” “anticipate,” “plan,” “expect,” “intend,” “will,” “may,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words. Among the factors that could cause actual results to differ materially from those indicated in these forward-looking statements are risks and uncertainties associated with bacteriophage product candidate development, both generally and specifically through expanded access regulations, AmpliPhi’s financial condition, and other risks and uncertainties described in AmpliPhi’s Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the Securities and Exchange Commission (SEC), and AmpliPhi’s subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and AmpliPhi undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

Contacts:

At the Company:

Matthew Dansey

AmpliPhi Biosciences

(858) 800-4869

md@ampliphibio.com

Investor Relations:

Robert H. Uhl

Westwicke Partners

(858) 356-5932

robert.uhl@westwicke.com

AmpliPhi Biosciences Corporation
Condensed Consolidated Balance Sheets

	March 31, 2018	December 31, 2017
	(Unaudited)
Assets
Cash and cash equivalents	$8,206,000	$5,132,000
Prepaids and other current assets	537,000	253,000
Total current assets	8,743,000	5,385,000
Property and equipment, net	727,000	816,000
Intangible assets, net	4,929,000	4,937,000
Total assets	$14,399,000	$11,138,000

Liabilities and stockholders’ equity
Total current liabilities	$1,775,000	$1,968,000
Derivative liabilities	187,000	292,000
Deferred tax liability	1,147,000	1,147,000
Total liabilities	3,109,000	3,407,000

Stockholders’ equity	11,290,000	7,731,000
Total liabilities and stockholders’ equity	$14,399,000	$11,138,000

AmpliPhi Biosciences Corporation
Condensed Consolidated Statements of Operations

	Three Months Ended March 31,
	2018	2017
	(Unaudited)	(Unaudited)

Revenue	$-	$29,000
Operating expenses:
Research and development	1,464,000	1,490,000
General and administrative	1,591,000	1,898,000
Total operating expenses	3,055,000	3,388,000
Loss from operations	(3,055,000)	(3,359,000)
Other income (expense):
Change in fair value of derivative liabilities	(79,000)	114,000
Other expense, net	-	(1,000)
Total other income (expense), net	(79,000)	113,000
Net loss	$(3,134,000)	$(3,246,000)
Net loss per share, basic and diluted	$(0.24)	$(1.94)
Weighted average shares outstanding, basic and diluted	13,298,159	1,677,497

AmpliPhi Biosciences Corporation
Condensed Consolidated Statement of Cash Flows

	Three Months Ended March 31,
	2018	2017
	(Unaudited)	(Unaudited)
Operating activities:
Net loss	$(3,134,000)	$(3,246,000)
Adjustments required to reconcile net loss to net cash used in operating activities:
Change in fair value of derivative liabilities	79,000	(114,000)
Stock-based compensation	122,000	171,000
Depreciation and amortization	97,000	93,000
Other non-cash adjustments, net	-	10,000
Changes in operating assets and liabilities, net	(700,000)	(213,000)
Net cash used in operating activities	(3,536,000)	(3,299,000)
Investing activities:
Purchases of property and equipment	-	(5,000)
Net cash used in investing activities	-	(5,000)
Financing activities:
Proceeds from sale of common stock, net of offering costs	6,409,000	-
Other financing activities	201,000	(205,000)
Net cash provided by (used in) financing activities	6,610,000	(205,000)
Net increase (decrease) in cash and cash equivalents	3,074,000	(3,509,000)
Cash and cash equivalents, beginning of period	5,132,000	5,711,000
Cash and cash equivalents, end of period	$8,206,000	$2,202,000

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